Exhibit 5.1

October 13, 2026

AquaBounty Technologies, Inc. 233 Ayer Road, Suite 4 Harvard, Massachusetts 01451

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to AquaBounty Technologies, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the resale, from time to time, by the selling stockholders identified in the Registration Statement (the "Selling Stockholders") of up to 8,077,043 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), comprised of (i) up to 5,771,929 shares of Common Stock issuable upon conversion of shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and (ii) up to 2,305,114 shares of Common Stock issuable upon conversion of shares of the Company's Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"), in each case including shares of Common Stock issuable in respect of accrued and accumulated dividends on the Preferred Stock (collectively, the "Conversion Shares"). The Conversion Shares are issuable pursuant to the Conversion Agreements, dated October 7, 2026 (the "Conversion Agreements"), between the Company and each of the Selling Stockholders.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials. We have further assumed that, upon each issuance of Conversion Shares, the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock that the Company is then authorized to issue under its Third Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation").

Based on the foregoing, we are of the opinion that:

1.

The Conversion Shares issuable upon conversion of the Series A Preferred Stock, when issued upon conversion of the Series A Preferred Stock in accordance with the Certificate of Designations of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on April 7, 2026, as corrected by the Certificate of Correction filed on April 16, 2026, the applicable Conversion Agreements and the Certificate of Incorporation, will be validly issued, fully paid and non-assessable.

2.

The Conversion Shares issuable upon conversion of the Series B Preferred Stock, when issued upon conversion of the Series B Preferred Stock in accordance with the Certificate of Designations of Series B Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on June 25, 2026, the applicable Conversion Agreements and the Certificate of Incorporation, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the prospectus constituting part of the Registration Statement. In

Exhibit 5.1

giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ FBT Gibbons LLP